Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction
1414c Inc.	Delaware, USA
A.S.P.I Digital, Inc.	Georgia, USA
Accord Networks Management, Inc.	Georgia, USA
Accord Networks, Inc.	Georgia, USA
Beijing Polycom Communications Products Maintenance Co., Ltd.	Beijing, China
Destiny Conferencing Corporation	Delaware, USA
DSTMedia Technology Co., Ltd	Beijing, China
KIRK scantel A/S	Denmark
Octave Communications, Inc.	Delaware, USA
PicTel Videoconferencing Systems Corporation	Delaware, USA
PictureTel Audio Holdings Inc.	Massachusetts, USA
PictureTel FSC Ltd.	U.S. Virgin Islands
PictureTel LLC	Delaware, USA
PictureTel Mexico SA de CV	Mexico
PictureTel Scandinavia AB	Sweden
PictureTel Securities Corporation	Massachusetts, USA
PictureTel Service Corporation	Delaware, USA
PictureTel Venezuela SA	Venezuela
Polycom (Cayman) Inc.	Cayman Islands
Polycom (Denmark) ApS (formerly KIRK telecom A/S)	Denmark
Polycom (France), S.A.R.L.	France
Polycom (Italy) S.r.l.	Italy
Polycom (Japan) K.K.	Japan
Polycom (Netherlands) B.V.	Netherlands
Polycom (Switzerland) AG	Switzerland
Polycom (United Kingdom) Ltd.	United Kingdom
Polycom Asia Pacific Pte Ltd.	Singapore
Polycom Australia Pty Ltd.	Australia
Polycom Canada, Ltd.	Canada
Polycom Chile Comercial Limitada	Chile
Polycom Europe Cooperatief	Netherlands
Polycom Global Limited	Thailand
Polycom Global, Inc.	Cayman Islands
Polycom GmbH	Germany
Polycom Hong Kong Limited	Hong Kong
Polycom International Corporation	Delaware, USA
Polycom Israel Ltd.	Israel
Polycom Norway AS	Norway
Polycom Nova Scotia Ltd.	Canada
Polycom Nova Scotia ULC	Canada
Polycom Peru SRL	Peru

Entity Name	Jurisdiction
Polycom Poland Sp.z.o.o.	Poland
Poly-com S de RL de CV	Mexico
Polycom SEE (Romania) S.R.L.	Romania
Polycom Solutions (Spain) SL	Spain
Polycom Technology (R&D) Center Private Limited	India
Polycom Telecomunicacoes do Brasil Ltda.	Brazil
Polycom WebOffice Holding, Inc.	Delaware, USA
Polycom WebOffice Israel, Ltd.	Israel
Polycom WebOffice, Inc.	Delaware, USA
Polyspan NL Antilles N. V.	Netherlands Antilles
Polyspan South Africa (Pty) Ltd (formerly Opiconsivia Trading 3 (Pty) Ltd)	South Africa
SpectraLink Corporation	Delaware, USA
SpectraLink Denmark ApS	Denmark
SpectraLink International Corporation	Delaware, USA
Starlight Networks Inc.	California, USA
Voyant Europe, Ltd.	United Kingdom
Voyant Technologies, Inc.	Delaware, USA